SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 30, 2003

Phillips-Van Heusen Corporation
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-724	13-1166910
(Commission File Number)	(IRS Employer Identification Number)

200 Madison Avenue, New York, New York 10016
(Address of Principal Executive Offices)

Registrant's telephone number (212)-381-3500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

On April 30, 2003, Phillips-Van Heusen Corporation, a Delaware corporation (the "Company"), issued a press release announcing that it had priced its offering of $150 million of senior notes due May 1, 2013. The notes accrue interest at the rate of 8 1/8% per annum.

The full text of the press release issued by the Company on April 30, 2003 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits:

Exhibit Description

99.1* Press Release, dated April 30, 2003.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips-Van Heusen Corporation

By: _/s/ Mark D. Fischer ____
Mark D. Fischer, Vice President

Date: April 30, 2003